

                                                      SELECT ANNUITY II


                                    FIDELITY HIGH INCOME

                                                       Year end        Less "Avg"       Year end
Date           Deposit     NQ UV            # Units     Value          Cont Fee         Units

05/01/88       $1,000.00   $10.000000      100.000
05/01/89                   $10.404402      100.000      $1,040.44      $1,039.25        99.886
05/01/90                    $9.353284       99.886        $934.26        $933.07        99.758
05/01/91                   $10.912902       99.758      $1,088.65      $1,087.46        99.649
05/01/92                   $14.317550       99.649      $1,426.73      $1,425.54        99.566
05/01/93                   $16.474868       99.566      $1,640.34      $1,639.15        99.494
05/01/94                   $17.956297       99.494      $1,786.54      $1,785.35        99.428
05/01/95                   $19.264868       99.428      $1,915.46      $1,914.27        99.366
05/01/96                   $22.152387       99.366      $2,201.19      $2,200.00        99.312
12/31/96                   $23.783452       99.312      $2,361.99      $2,360.80        99.262


                  Cash Surrender Value               $2,360.80
                  Total Return Incep to Date           136.08%
                  Average Annual Return                 10.41%


                                                        Year end       Less "Avg"       Year end
Date           Deposit     NQ UV            # Units     Value          Cont Fee         Units

12/31/91       $1,000.00   $12.645390       79.080
12/31/92                   $15.358081       79.080      $1,214.52      $1,213.33        79.003
12/31/93                   $18.267803       79.003      $1,443.21      $1,442.02        78.938
12/31/94                   $17.752537       78.938      $1,401.34      $1,400.15        78.871
12/31/95                   $21.133192       78.871      $1,666.79      $1,665.60        78.814
12/31/96                   $23.783452       78.814      $1,874.47      $1,873.28        78.764


                  Cash Surrender Value                $1,873.28
                  Total Return Five Years                87.33%
                  Average Annual Return                  13.38%


                                                        Year end       Less "Avg"       Year end
Date         Deposit       NQ UV    # Units             Value          Cont Fee         Units

12/31/95     $1,000.00     $21.133192       47.319
12/31/96                   $23.783452       47.319      $1,125.41      $1,124.22        47.269


                                                     Contract Value    Surrender Value
                  Ending Value                           $ 1,124.22         $1,079.22
                  Total Return One Year                      12.42%             7.92%
                  Average Annual Return                      12.42%             7.92%


                                    FIDELITY ASSET MANAGER


                                                        Year end       Less "Avg"       Year end
Date         Deposit       NQ UV            # Units     Value          Cont Fee         Units

05/01/91    $1,000.00      $10.000000      100.000
05/01/92                   $11.187626      100.000      $1,118.76      $1,117.57        99.894
05/01/93                   $12.574592       99.894      $1,256.12      $1,254.93        99.799
05/01/94                   $13.456643       99.799      $1,342.96      $1,341.77        99.711
05/01/95                   $13.615616       99.711      $1,357.62      $1,356.43        99.623
05/01/96                   $15.714509       99.623      $1,565.53      $1,564.34        99.547
12/31/96                   $17.170144       99.547      $1,709.24       1,708.05        99.478


                                                     Contract Value
                  Ending Value                        $1,708.05
                  Total Return Incep to Date             70.81%
                  Average Annual Return                   9.89%


                                                        Year end      Less "Avg"        Year end
Date          Deposit      NQ UV            # Units      Value        Cont Fee          Units

12/31/91    $1,000.00      $10.752734       93.000
12/31/92                   $11.878632       93.000      $1,104.71      $1,103.52        92.899
12/31/93                   $12.775106       92.899      $1,186.80      $1,185.61        92.806
12/31/94                   $13.150044       92.806      $1,220.41      $1,219.22        92.716
12/31/95                   $15.180714       92.716      $1,407.49      $1,406.30        92.637
12/31/96                   $17.170144       92.637      $1,590.60      $1,589.41        92.568


                  Cash Surrender Value               $1,589.41
                  Total Return Five Years               58.94%
                  Average Annual Return                  9.71%


                                                        Year end       Less "Avg"       Year end
Date         Deposit       NQ UV            # Units     Value          Cont Fee         Units

12/31/95     $1,000.00     $15.180714       65.873
12/31/96                   $17.170144       65.873      $1,131.05      $1,129.86        65.804


                                            Contract Value    Surrender Value
                  Ending Value                   $1,129.86         $1,084.86
                  Total Return One Year             12.99%             8.49%
                  Average Annual Return             12.99%             8.49%


                                    FIDELITY INDEX


                                                         Year end     Less "Avg"        Year end
Date          Deposit      NQ UV            # Units      Value        Cont Fee          Units

05/03/93     $1,000.00     $10.000000      100.000
05/03/94                   $10.353938      100.000       $1,035.39     $1,034.20        99.885
05/03/95                   $12.055704       99.885       $1,204.18     $1,202.99        99.786
05/03/96                   $14.999780       99.786       $1,496.77     $1,495.58        99.707
12/31/96                   $17.400610       99.707       $1,734.96     $1,733.77        99.639


                                                     Contract Value    Surrender Value
                  Ending Value                            $1,733.77        $1,688.77
                  Total Return Incep to Date                 73.38%           68.88%
                  Average Annual Return                      16.20%           15.37%


                                                          Year end     Less "Avg"       Year end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

12/31/95     $1,000.00     $14.354982       69.662
12/31/96                   $17.400610       69.662        $1,212.17    $1,210.98        69.594


                                                     Contract Value     Surrender Value
                  Ending Value                            $1,210.98       $1,165.98
                  Total Return One Year                     21.10%           16.60%
                  Average Annual Return                     21.10%           16.60%


                                    FIDELITY EQUITY INCOME


                                                          Year end     Less "Avg"       Year end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

05/01/88      $1,000.00    $10.000000      100.000
05/01/89                   $12.078601      100.000        $1,207.86    $1,206.67        99.901
05/01/90                   $11.361462       99.901        $1,135.03    $1,133.84        99.797
05/01/91                   $12.208203       99.797        $1,218.34    $1,217.15        99.699
05/01/92                   $14.421709       99.699        $1,437.83    $1,436.64        99.617
05/01/93                   $16.916194       99.617        $1,685.14    $1,683.95        99.546
05/01/94                   $18.514489       99.546        $1,843.05    $1,841.86        99.482
05/01/95                   $21.679328       99.482        $2,156.71    $2,155.52        99.427
05/01/96                   $27.241681       99.427        $2,708.57    $2,707.38        99.384
12/31/96                   $29.138557       99.384        $2,895.89    $2,894.70        99.343


                  Cash Surrender Value              $2,894.70
                  Total Return Incep to Date          189.47%
                  Average Annual Return                13.04%


                                                         Year end      Less "Avg"       Year end
Date            Deposit    NQ UV            # Units       Value        Cont Fee         Units

12/31/91      $1,000.00    $13.610141       73.475
12/31/92                   $15.713240       73.475        $1,154.52    $1,153.33        73.399
12/31/93                   $18.333006       73.399        $1,345.62    $1,344.43        73.334
12/31/94                   $19.374325       73.334        $1,420.80    $1,419.61        73.273
12/31/95                   $25.834771       73.273        $1,892.98    $1,891.79        73.226
12/31/96                   $29.138557       73.226        $2,133.71    $2,132.52        73.186


                  Cash Surrender Value               $2,132.52
                  Total Return Five Years              113.25%
                  Average Annual Return                 16.35%


                                                          Year end     Less "Avg"       Year end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $25.834771       38.708
12/31/96                   $29.138557       38.708        $1,127.88    $1,126.69        38.667


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,126.69         $1,081.69
                  Total Return One Year                     12.67%             8.17%
                  Average Annual Return                     12.67%             8.17%


                                    FIDELITY INVESTMENT GRADE


                                                          Year end     Less "Avg"       Year end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

05/01/91      $1,000.00    $10.000000      100.000
05/01/92                   $11.017934      100.000        $1,101.79    $1,100.60        99.892
05/01/93                   $12.167380       99.892        $1,215.42    $1,214.23        99.794
05/01/94                   $12.169458       99.794        $1,214.44    $1,213.25        99.696
05/01/95                   $12.682113       99.696        $1,264.36    $1,263.17        99.603
05/01/96                   $13.580406       99.603        $1,352.64    $1,351.45        99.515
12/31/96                   $14.254215       99.515        $1,418.51    $1,417.32        99.431


                                                     Contract Value
                  Ending Value                       $1,417.32
                  Total Return Incep to Date            41.73%
                  Average Annual Return                  6.34%


                                                          Yea end      Less "Avg"       Yearend
Date            Deposit    NQ UV            # Units       Value        Cont Fee         Units

12/31/91      $1,000.00    $11.035955       90.613
12/31/92                   $11.617133       90.613        $1,052.66    $1,051.47        90.510
12/31/93                   $12.723420       90.510        $1,151.60    $1,150.41        90.417
12/31/94                   $12.086843       90.417        $1,092.86    $1,091.67        90.318
12/31/95                   $13.997190       90.318        $1,264.21    $1,263.02        90.233
12/31/96                   $14.254215       90.233        $1,286.21    $1,285.02        90.150


                  Cash Surrender Value               $1,285.02
                  Total Return Five Years               28.50%
                  Average Annual Return                  5.14%


                                                          Year end     Less "Avg"       Year end
Date           Deposit     NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $13.997190       71.443
12/31/96                   $14.254215       71.443        $1,018.36    $1,017.17        71.359


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,017.17          $972.17
                  Total Return One Year                      1.72%           -2.78%
                  Average Annual Return                      1.72%           -2.78%


                                    FIDELITY GROWTH

                                                          Year end     Less "Avg"       Year end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

05/01/88      $1,000.00    $10.000000      100.000
05/01/89                   $11.688496      100.000        $1,168.85    $1,167.66        99.898
05/01/90                   $12.530589       99.898        $1,251.78    $1,250.59        99.803
05/01/91                   $13.796565       99.803        $1,376.94    $1,375.75        99.717
05/01/92                   $16.302472       99.717        $1,625.63    $1,624.44        99.644
05/01/93                   $18.719326       99.644        $1,865.27    $1,864.08        99.580
05/01/94                   $20.861349       99.580        $2,077.38    $2,076.19        99.523
05/01/95                   $22.775885       99.523        $2,266.73    $2,265.54        99.471
05/01/96                   $30.762972       99.471        $3,060.03    $3,058.84        99.432
12/31/96                   $31.855909       99.432        $3,167.51    $3,166.32        99.395


                  Cash Surrender Value               $3,166.32
                  Total Return Incep to Date           216.63%
                  Average Annual Return                 14.21%


                                                          Yea end      Less "Avg"       Year end
Date             Deposit   NQ UV            # Units       Value        Cont Fee         Units

12/31/91      $1,000.00    $16.787539       59.568
12/31/92                   $18.113264       59.568        $1,078.97    $1,077.78        59.502
12/31/93                   $21.341200       59.502        $1,269.85    $1,268.66        59.447
12/31/94                   $21.060831       59.447        $1,251.99    $1,250.80        59.390
12/31/95                   $28.140162       59.390        $1,671.25    $1,670.06        59.348
12/31/96                   $31.855909       59.348        $1,890.58    $1,889.39        59.310


                  Cash Surrender Value               $1,889.39
                  Total Return Five Years               88.94%
                  Average Annual Return                 13.57%


                                                            Yea end    Less "Avg"       Year end
Date            Deposit    NQ UV            # Units         Value      Cont Fee         Units

12/31/95      $1,000.00    $28.140162       35.536
12/31/96                   $31.855909       35.536         $1,132.04   $1,130.85        35.499

                                                       Contract Value  Surrender Value
                  Ending Value                             $1,130.85       $1,085.85
                  Total Return One Year                        13.09%          8.59%
                  Average Annual Return                        13.09%          8.59%


                                    FIDELITY OVERSEAS


                                                          Yearend      Less "Avg"       Year   end
Date          Deposit      NQ UV            # Units       Value        Cont Fee         Units

05/01/88      $1,000.00    $10.000000      100.000
05/01/89                   $10.843678      100.000        $1,084.37    $1,083.18        99.890
05/01/90                   $12.685866       99.890        $1,267.19    $1,266.00        99.796
05/01/91                   $12.739445       99.796        $1,271.35    $1,270.16        99.703
05/01/92                   $13.513125       99.703        $1,347.30    $1,346.11        99.615
05/01/93                   $13.786940       99.615        $1,373.39    $1,372.20        99.529
05/01/94                   $16.490896       99.529        $1,641.32    $1,640.13        99.457
05/01/95                   $15.984847       99.457        $1,589.80    $1,588.61        99.382
05/01/96                   $17.999654       99.382        $1,788.84    $1,787.65        99.316
12/31/96                   $19.035391       99.316        $1,890.52    $1,889.33        99.253


                  Cash Surrender Value               $1,889.33
                  Total Return Incep to Date            88.93%
                  Average Annual Return                   7.61%


                                                          Year end      Less "Avg"       Year end
Date            Deposit    NQ UV            # Units       Value         Cont Fee         Units

12/31/91      $1,000.00    $13.129750       76.163
12/31/92                   $11.570592       76.163         $881.25       $880.06        76.060
12/31/93                   $15.672706       76.060       $1,192.07     $1,190.88        75.984
12/31/94                   $15.736612       75.984       $1,195.73     $1,194.54        75.909
12/31/95                   $17.036049       75.909       $1,293.18     $1,291.99        75.839
12/31/96                   $19.035391       75.839       $1,443.62     $1,442.43        75.776


                  Cash Surrender Value               $1,442.43
                  Total Return Five Years               44.24%
                  Average Annual Return                  7.60%


                                                          Yea end      Less "Avg"       Yearend
Date             Deposit   NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $17.036049       58.699
12/31/96                   $19.035391       58.699       $1,117.36     $1,116.17        58.637

                                                     Contract Value    Surrender Value
                  Ending Value                           $1,116.17         $1,071.17
                  Total Return One Year                     11.62%             7.12%
                  Average Annual Return                     11.62%             7.12%


                                    PCM  DIVERSIFIED INCOME FUND

                                                          Yearend      Less "Avg"       Yearend
Date            Deposit    NQ UV            # Units       Value        Cont Fee         Units

05/02/94      $1,000.00    $10.000000      100.000
05/02/95                   $10.531194      100.000        $1,053.12    $1,051.93        99.887
05/02/96                   $11.525142       99.887        $1,151.21    $1,150.02        99.784
12/31/96                   $12.428937       99.784        $1,240.21    $1,239.02        99.688


                                                     Contract Value    Surrender Value
                  Ending Value                          $1,239.02          $1,194.02
                  Total Return Incep to Date               23.90%             19.40%
                  Average Annual Return                     8.36%              6.87%


                                                          Year end     Less "Avg"       Year end
Date            Deposit    NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $11.574062       86.400
12/31/96                   $12.428937       86.400        $1,073.86    $1,072.67        86.304


                                                     Contract Value    Surrender Value
                  Ending Value                          $1,072.67          $1,027.67
                  Total Return One Year                     7.27%              2.77%
                  Average Annual Return                     7.27%              2.77%


                                    PCM GROWTH AND INCOME

                                                          Year end      Less "Avg"      Year end
Date            Deposit    NQ UV            # Units       Value         Cont Fee        Units

05/02/94      $1,000.00    $10.000000      100.000
05/02/95                   $11.398498      100.000        $1,139.85    $1,138.66        99.896
05/02/96                   $14.462853       99.896        $1,444.78    $1,443.59        99.813
12/31/96                   $16.447109       99.813        $1,641.64    $1,640.45        99.741

                                                     Contract Value    Surrender Value
                  Ending Value                           $1,640.45         $1,595.45
                  Total Return Incep to Date                64.05%            59.55%
                  Average Annual Return                     20.38%            19.13%


                                                          Year end     Less "Avg"       Year end
Date             Deposit   NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $13.669050       73.158
12/31/96                   $16.447109       73.158        $1,203.24    $1,202.05        73.086


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,202.05        $1,157.05
                  Total Return One Year                     20.20%           15.70%
                  Average Annual Return                     20.20%           15.70%


                                    PCM UTILITIES GROWTH AND INCOME

                                                          Year end   Less "Avg"         Year end
Date              Deposit  NQ UV            # Units       Value      Cont Fee           Units

05/02/94       $1,000.00   $10.000000      100.000
05/02/95                   $10.490760      100.000        $1,049.08    $1,047.89        99.887
05/02/96                   $12.612349       99.887        $1,259.80    $1,258.61        99.792
12/31/96                   $14.389342       99.792        $1,435.94    $1,434.75        99.710


                                                     Contract Value    Surrender Value
                  Ending Value                          $1,434.75         $1,389.75
                  Total Return Incep to Date               43.48%            38.98%
                  Average Annual Return                    14.49%            13.13%


                                                          Year end   Less "Avg"        Year end
Date            Deposit    NQ UV            # Units       Value      Cont Fee           Units

12/31/95      $1,000.00    $12.590873       79.423
12/31/96                   $14.389342       79.423        $1,142.84    $1,141.65        79.340


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,141.65         $1,096.65
                  Total Return One Year                     14.16%             9.66%
                  Average Annual Return                     14.16%             9.66%


                                    PCM VOYAGER

                                                         Year end    Less "Avg"         Year end
Date            Deposit    NQ UV            # Units      Value       Cont Fee           Units

05/02/94     $1,000.00     $10.000000      100.000
05/02/95                   $11.307525      100.000       $1,130.75     $1,129.56        99.895
05/02/96                   $15.905648       99.895       $1,588.89     $1,587.70        99.820
12/31/96                   $16.201091       99.820       $1,617.19     $1,616.00        99.746


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,616.00          $1,571.00
                  Total Return Incep to Date                 61.60%            57.10%
                  Average Annual Return                      19.70%            18.44%


                                                          Year end     Less "Avg"       Yearend
Date             Deposit   NQ UV            # Units       Value        Cont Fee         Units

12/31/95      $1,000.00    $14.531254       68.817
12/31/96                   $16.201091       68.817       $1,114.91     $1,113.72        68.744


                                                     Contract Value    Surrender Value
                  Ending Value                           $1,113.72          $1,068.72
                  Total Return One Year                      11.37%             6.87%
                  Average Annual Return                      11.37%             6.87%




Current & Effective Yield (net of all contract fees) December, 1996

         Unit Value        Unit Value          Net            7 Day        Current        Effective
Fund      12/24/96           12/31/96        Change          Return         Yield           Yield
FMM      $14.651118        $14.662248       $0.010796         0.0737%       3.84%           3.92%


Note:     Net Change = 12/31 Unit Value - 12/24 Unit Value - Hypothetical Weekly
            Fee
          Current Yield = 7 Day Return x 365/7
          Effective Yield = [ (7 Day Return + 1) ^ (365/7) ] - 1

Calculation of Average Weekly Contract Fee per Money Market Unit December, 1996

         Annual Fee        Stated as        Unit Value
         as Percent of     a Weekly         12/24/96          Hypothetical
         Avg Invested $    Fee              (Invested $)      Weekly Fee

         0.119%            0.0023%          $14.651118        $0.000334


           DESCRIPTION OF RETURNS BASED ON UNDERLYING FUND PERFORMANCE

The company may at times quote average annual returns for periods prior to the Sub-Accounts commenced operations. Such performance information for the Sub-Accouns will be calculated based on the performance of the Portfolios and the assumption that the Sub-Accounts were in existence for the same periods as those indicated for the portfolios, with the level of Contract charges currently in effect. The following provides the details in providing such returns.

                          AVERAGE ANNUAL TOTAL RETURNS

The company may at times quote average annual returns that reflect net recurring charges and any applicable surrender charges. The following is the formula used to provide such returns.

TR   = ((1 + TRsa - SC) ^ (1/N)) - 1

Where:

TR   = The average  annual  total  return of the  Sub-Account  net of  recurring charges and any applicable surrender charge for the period.

TRf = Total return of the fund for the period, provided by the investment company.

TRsa = Total return of the fund for the period, provided by the investment company, adjusted for the annual contract charge (AP) and separate acccount annual expenses (AE) or the following formula:

         ((1 + TRf) * (((1 - AE) * (1 - AP)) ^ N)) - 1.

SC   = Applicable surrender charge at the end of period.

AP   = Annual Contract Charge as an equivalent  annual percent charge (AP) based on the average net assets in the Variable Account and Fixed Account during the preceeding year. (ie Select Annuity II would be .119%)

AE   = Total Seperate  Account Annual  Expenses  consisting of the mortality and expense risk premium and the administration charge. (ie Select Annuity II would be 1.30%)

N    = The number of years (N) in the period.

                          OTHER AVERAGE ANNUAL RETURNS

In addition, the company may at times quote average annual returns that do not reflect the Surrender Charge. These are calculated in exactly the same way as the average anual total returns described above, except that the surrender charge is ignored as the following formula demonstrates.

TR   = ((1 + TRsa) ^ (1/N)) - 1

Where:

TR   = The average  annual  total  return of the  Sub-Account  net of  recurring charges for the period.